UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2016

CPI AEROSTRUCTURES, INC.

(Exact Name of Registrant as Specified in Charter)

New York	001-11398	11-2520310
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

91 Heartland Boulevard, Edgewood, New York	11717
(Address of Principal Executive Offices)	(Zip Code)

(631) 586-5200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 5.07.

Submission of Matters to a Vote of Security Holders.

We held our annual meeting of shareholders on June 28, 2016. At the annual meeting, our shareholders considered three proposals: (i) election of two Class III directors to serve for the ensuing three-year period until their respective successor is elected and qualified; (ii) approve the CPI Aerostructures, Inc. 2016 Long-Term Incentive Plan; and (iii) ratification of the appointment of CohnReznick LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

Our board of directors is divided into three classes with one class of directors being elected in each year and each class serving a three-year term. The term of office of our Class III directors, consisting of Douglas McCrosson and Michael Faber expired at this year’s annual meeting. The term of office of our Class I directors, Kenneth McSweeney, Harvey J. Bazaar and Terry Stinson, will expire at our annual meeting in 2017. The term of office of our Class II directors, Walter Paulick and Eric Rosenfeld and Terry Stinson, will expire at our annual meeting in 2018.

The results of the matters voted upon at the annual meeting are below.

Proposal No. 1 – Election of Class III directors.

The election of each Class III director nominee was approved, as follows:

Name	For	Authority Withheld	Broker Non-Votes
Douglas McCrosson	5,942,668	464,669	1,022,165
Michael Faber	5,204,955	1,202,382	1,022,165

Proposal No. 2 – Approval of the 2016 Long-Term Incentive Plan.

The Long-Term Incentive Plan was approved, as follows:

For	Against	Abstain	Broker Non-Votes
5,834,691	530,713	41,933	1,022,165

Proposal No. 3 – Ratification of the appointment of CohnReznick LLP.

The ratification of the appointment of CohnReznick LLP was approved, as follows:

For	Against	Abstain
7,224,316	86,295	118,891

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30, 2016	CPI AEROSTRUCTURES, INC.

	By:	/s/ Vincent Palazzolo
Vincent Palazzolo
Chief Financial Officer